Exhibit 5.1
                                                       (includes Exhibit 23.1)

                        Sidley Austin Brown & Wood LLP
                              787 Seventh Avenue
                           New York, New York 10019


                                                 December 23, 2004

DaimlerChrysler Wholesale Receivables LLC
27777 Inkster Road
Farmington Hills, Michigan 48334


Re:  DaimlerChrysler Wholesale Receivables LLC,
     Registration Statement on Form S-3 (File No. 333-120110)
     --------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel for you in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed by you with the Securities and Exchange Commission on October 29, 2004 under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of $8,000,000,000 aggregate principal amount of auto dealer loan asset backed notes (the "Notes") to be issued by DaimlerChrysler Master Owner Trust, a Delaware statutory trust (the "Issuer"). As described in the Registration Statement, the Notes will be issued from time to time in one or more series with one or more classes or subclasses by the Issuer pursuant to (i) the Amended and Restated Indenture dated as of December 16, 2004 (the "Indenture") between the Issuer and The Bank of New York, as indenture trustee (the "Indenture Trustee") and (ii) an indenture supplement (a "Series Indenture Supplement") between the Issuer and the Indenture Trustee.

     We have made such investigation of law as we deemed appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Notes.

     Based on the foregoing and the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that each series of Notes will constitute valid and binding obligations of the Issuer, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     In rendering the opinion set forth above, we have assumed that (i) the Series Indenture Supplement for each series of Notes will have been duly authorized by all necessary action by the parties thereto and will have been duly executed and delivered by the parties thereto, (ii) the Notes issued pursuant to the Indenture and the related Series Indenture Supplement will have been duly executed, authenticated and delivered and paid for as described in the prospectus supplement, (iii) the Indenture, each Series Indenture Supplement and the Notes have been or will be authorized, executed and delivered in substantially the form filed as exhibits to the Registration Statement with such changes acceptable to us, (iv) the Notes will be sold as described in the Registration Statement and (v) at the time of execution, authentication, issuance and delivery of the Notes, the Indenture and each Series Indenture Supplement will be the valid and binding obligations of the Indenture Trustee.

     We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                    Very truly yours,


                                    /s/ SIDLEY AUSTIN BROWN & WOOD LLP


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